Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


Pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, each of the undersigned officers of U.S. Gold Corporation, a Colorado corporation, (the "Company"), does hereby certify with respect to the Annual Report of the Company on Form 10-KSB/A for the year ended
December 31, 2002 as filed with the
Securities and Exchange Commission (the
"Report") that:

1.  the Report fully complies with the
requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Report
fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2003

/s/ William W. Reid
William W. Reid
Chief Executive Officer, President and
Chairman of
the Board of Directors

Date: August 7, 2003
/s/ William F. Pass
William F. Pass
Chief Financial Officer, Vice President and
Secretary